                                                                 Exhibit 10.12



                        TRAVELSCAPE.COM VOTING AGREEMENT

                                  APRIL 1, 1998

TRAVELSCAPE.COM OWNERSHIP

Tim Poster, through his 70% ownership of Las Vegas Reservation Systems (LVRS), Jeff Marquis and Tom Breitling are the sole owners of Travelscape.com, a Nevada Corporation.

The ownership is as follows:

LVRS              1,700,000 shares      42.5%
Tom Breitling     2,000,000 shares      50.0%
Jeff Marquis        300,000 shares       7.5%

VOTING AGREEMENT

The shares of Travelscape.com do not have any voting restrictions. However, in order to effectively keep control of the Company prior to a planned future IPO, Mr. Poster, Mr. Breitling and Mr. Marquis have agreed to vote their shares as an undivided group. The collective shares will be voted as determined by the mutual agreement of Mr. Poster, Mr. Breitling and Mr. Marquis.

TERM

This agreement commences 4/1/98 and is binding on the parties until such time that an Initial Public Offering is completed. Subsequent to an IPO, no voting restriction will exist on any of the aforementioned shares.

SIGNATURES

By signing and dating below, Mr. Poster, Mr. Breitling and Mr. Marquis acknowledge their agreement to the above terms.

/s/ Jeff Marquis        /s/ Tim Poster            /s/ Tom Breitling
-------------------     -------------------       -------------------
Jeff Marquis            Tim Poster                Tom Breitling

    4/1/98                  4/1/98                    4/1/98
-------------------     -------------------       -------------------
Date                    Date                      Date